EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE

Media Contacts:
Giovanna Falbo, Giovanna.Falbo@aexp.com, +1.212.640.0327
Andrew R. Johnson, Andrew.R.Johnson@aexp.com, +1.212.640.8610

Investors/Analysts Contacts:
Kartik Ramachandran, Kartik.Ramachandran@aexp.com, +1.212.640.5574
Michelle A. Scianni, Michelle.A.Scianni@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS SIXTH CONSECUTIVE QUARTER OF RECORD REVENUE,
UP 13% FROM YEAR EARLIER TO $15.4 BILLION
THIRD-QUARTER EARNINGS PER SHARE ROSE 34% TO RECORD $3.30
STRONG RESULTS DRIVEN BY CONTINUED GROWTH IN CARD MEMBER SPENDING
AND BEST-IN-CLASS CREDIT PERFORMANCE
MOMENTUM SUPPORTS COMPANY'S LONG-TERM GROWTH PLAN
($ in millions, except per share amounts, and where indicated)

	Quarters Ended September 30,		Percentage Inc/(Dec)	Nine Months Ended September 30,		Percentage Inc/(Dec)
	2023	2022		2023	2022
Total Network Volumes (Billions)	$420.2	$394.4	7%	$1,245.7	$1,139.5	9%
Total Revenues Net of Interest Expense	$15,381	$13,556	13%	$44,716	$38,686	16%
Total Provisions for Credit Losses	$1,233	$778	58%	$3,486	$1,155	#
Net Income	$2,451	$1,879	30%	$6,441	$5,942	8%
Diluted Earnings Per Common Share [1]	$3.30	$2.47	34%	$8.59	$7.77	11%
Average Diluted Common Shares Outstanding	733	749	(2)%	739	753	(2)%

# - Denotes a variance of 100 percent or more.

New York – October 20, 2023 – American Express Company (NYSE: AXP) today reported third-quarter net income of $2.5 billion, or $3.30 per share, compared with net income of $1.9 billion, or $2.47 per share, a year ago.
“We reported another quarter of record revenues and earnings per share, which increased 13 percent and 34 percent, respectively, from a year earlier, reflecting the continued momentum we have built in our business over the last few years,” said Stephen J. Squeri, Chairman and CEO.
“Overall Card Member spending was strong and credit performance remained best-in-class, reflecting our premium global customer base. Total Card Member spending was up 7 percent from a year earlier on an FX-adjusted basis, with spending by our U.S. consumer Card Members up 9 percent and spending in our International Card Services segment up 15 percent on an FX-adjusted basis. Travel and Entertainment spending remained robust, increasing 13 percent on an

FX-adjusted basis. Restaurant spending was again one of our fastest-growing T&E categories, and our Resy restaurant platform continued to generate high levels of user engagement, marking another quarter of record reservations.
“The investments we have made in our value propositions are driving brand relevance across generations, with Millennial and Gen Z consumers remaining our fastest-growing consumer cohort. Spending by these customers was up 18 percent in the U.S. from a year earlier, and they accounted for more than 60 percent of all new consumer account acquisitions globally. Demand for our premium products remains high, with acquisitions on fee-based cards accounting for more than 70 percent of all new account acquisitions in the quarter.
“Based on our performance to date, we remain confident in our ability to achieve revenue growth and EPS for the full year consistent with the annual guidance we provided at the start of the year. We believe we are well positioned as we seek to achieve our long-term growth plan aspirations in 2024 and beyond in a steady-state macro environment.”
Third-quarter consolidated total revenues net of interest expense were $15.4 billion, up 13 percent from $13.6 billion a year ago. The increase was primarily driven by higher average loan volumes and increased Card Member spending.
Credit metrics remained strong in the current quarter, with net write-off and delinquency rates for total Card Member loans and receivables below pre-pandemic levels. Consolidated provisions for credit losses were $1.2 billion, compared with $778 million a year ago. The increase reflected higher net write-offs, partially offset by a lower net reserve build of $321 million, compared with a reserve build of $387 million a year ago.
Consolidated expenses were $11.0 billion, up 7 percent from $10.3 billion a year ago. The increase primarily reflected higher customer engagement costs, which were driven by higher network volumes and increased usage of travel-related benefits, partially offset by lower marketing expenses. Operating expenses also increased, primarily driven by increased compensation costs.
The consolidated effective tax rate was 20.9 percent, down from 23.6 percent a year ago, primarily reflecting discrete tax benefits in the current quarter and changes in the geographic mix of income.
U.S. Consumer Services reported third-quarter pretax income of $1.6 billion, compared with $1.3 billion a year ago.
Total revenues net of interest expense were $7.2 billion, up 16 percent from $6.2 billion a year ago. The increase was primarily driven by higher average loan volumes and increased Card Member spending.
Provisions for credit losses were $752 million, compared with $403 million a year ago. The increase reflected higher net write-offs and a higher reserve build of $279 million, compared with a reserve build of $203 million a year ago.
Total expenses were $4.9 billion, up 8 percent from $4.5 billion a year ago, primarily reflecting higher customer engagement costs, which were driven by higher network volumes and increased usage of travel-related benefits, partially offset by lower marketing expenses. Operating expenses also increased in the quarter, primarily reflecting higher service costs.
Commercial Services reported third-quarter pretax income of $852 million, compared with $774 million a year ago.
Total revenues net of interest expense were $3.7 billion, up 7 percent from $3.5 billion a year ago. The increase was driven in part by higher average loan volumes.
Provisions for credit losses were $323 million, compared with $196 million a year ago. The increase reflected higher net write-offs, partially offset by a lower net reserve build of $81 million, compared with a reserve build of $106 million a year ago.
Total expenses were $2.6 billion, up 2 percent from $2.5 billion a year ago, primarily driven by higher operating expenses, reflecting higher service costs.
International Card Services reported third-quarter pretax income of $387 million, compared with $166 million a year ago.
Total revenues net of interest expense were $2.6 billion, up 17 percent (12 percent FX-adjusted) from $2.3 billion a year ago. The increase was primarily driven by increased Card Member spending and higher card fee revenue.

Provisions for credit losses were $154 million, compared with $176 million a year ago. The decrease reflected a net reserve release of $40 million in the current quarter, compared with a reserve build of $77 million a year ago, partially offset by higher net write-offs.
Total expenses were $2.1 billion, up 10 percent from $1.9 billion a year ago, primarily reflecting higher customer engagement costs, driven by higher network volumes and increased usage of travel-related benefits, partially offset by lower marketing costs.
Global Merchant and Network Services reported third-quarter pretax income of $986 million, compared with $792 million a year ago.
Total revenues net of interest expense were $1.9 billion, up 11 percent from $1.7 billion a year ago, primarily reflecting higher merchant-related revenues.
Total expenses were $859 million, down 1 percent from $870 million a year ago, primarily reflecting lower customer engagement costs.
Corporate and Other reported a third-quarter pretax loss of $709 million, compared with a pretax loss of $582 million a year ago.

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1	Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards of $19 million and $14 million for the three months ended September 30, 2023 and 2022, respectively, and $50 million and $45 million for the nine months ended September 30, 2023 and 2022, respectively, and (ii) dividends on preferred shares of $14 million for both the three months ended September 30, 2023 and 2022, and $43 million for both the nine months ended September 30, 2023 and 2022.
As used in this release:
•Card Member spending (billed business) represents transaction volumes, including cash advances, on payment products issued by American Express.
•Customer engagement costs represent the aggregate of Card Member rewards, business development, Card Member services, and marketing expenses.
•FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended September 30, 2023 apply to the period against which such results are being compared). FX-adjusted revenues and expenses constitute non-GAAP measures. The company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.
•Network volumes represent the total of billed business and processed volumes.
•Operating expenses represent salaries and employee benefits, professional services, data processing and equipment, and other, net. Operating expenses for our reportable segments reflect both costs incurred directly within each segment, as well as allocated service costs, which primarily reflect salaries and benefits associated with our technology and customer servicing groups, and overhead expenses.
•Reserve releases and reserve builds represent the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition, and credit quality of portfolios. Reserve releases represent the amount by which net write-offs exceed the provisions for credit losses. Reserve builds represent the amount by which the provisions for credit losses exceed net write-offs.

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About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on

facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, X.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate sustainability information: personal cards, business cards and services, travel services, gift cards, prepaid cards, merchant services, Accertify, Business Blueprint, Resy, corporate card, business travel, diversity and inclusion, corporate sustainability and Environmental, Social, and Governance reports.
Source: American Express Company
Location: Global

This earnings release should be read in conjunction with the company’s statistical tables for the third quarter 2023, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss third-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s outlook for 2023 and aspirations for 2024 and beyond, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•the company’s ability to achieve its 2023 earnings per common share (EPS) outlook and its longer-term EPS growth aspirations for 2024 and beyond, which will depend in part on revenue growth, credit performance and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing at high levels in areas that can drive sustainable growth (including its brand, value propositions, customers, colleagues, technology and coverage), controlling operating expenses, effectively managing risk and executing its share repurchase program, any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs as well as the following: fiscal and monetary policies (including government shutdowns) and macroeconomic conditions, such as recession risks, effects of inflation, changes in interest rates, labor shortages and strikes or higher rates of unemployment, energy costs and the continued effects of the pandemic; geopolitical instability, including the ongoing Ukraine and Israel wars; the impact of any future contingencies, including, but not limited to, restructurings, investment gains or losses, impairments, changes in reserves, legal costs and settlements, the imposition of fines or monetary penalties and increases in Card Member remediation; issues impacting brand perceptions and the company’s reputation; impacts related to new or renegotiated cobrand and other partner agreements; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with Card Members, partners and merchants;
•the company’s ability to achieve its 2023 revenue growth outlook and its longer-term revenue growth aspirations for 2024 and beyond, and the sustainability of the company’s future growth, which could be impacted by, among other things, the factors identified above and in the subsequent paragraphs, as well as the following: spending volumes not being consistent with expectations, including T&E spend growing slower than expected, further slowing in spend by U.S. small and mid-sized enterprise or U.S. large and global corporate customers, or a general slowdown or increase in volatility in consumer and business spending volumes; the strengthening of the U.S. dollar beyond expectations; an inability to address competitive pressures, innovate and expand our products and services, leverage the advantages of the company’s differentiated business model and implement strategies and business initiatives, including within the premium consumer space, commercial payments and the global merchant network; the effects of the end of the moratorium on student loan repayments; the impact of the decommissioning of one of the company’s alternative payment solutions; and merchant discount rates changing by a greater or lesser amount than expected;
•net card fees not performing consistently with expectations, which could be impacted by, among other things, a deterioration in macroeconomic conditions impacting the ability and desire of Card Members to pay card fees;

higher Card Member attrition rates; the pace of Card Member acquisition activity, particularly with respect to fee-based products; and the company’s inability to address competitive pressures, develop attractive value propositions and implement its strategy of refreshing card products and enhancing benefits and services;
•net interest income, the effects of interest rates and the growth rate of loans and Card Member receivables outstanding, and the portion of which that is interest bearing, being higher or lower than expectations, which could be impacted by, among other things, the behavior and financial strength of Card Members and their actual spending, borrowing and paydown patterns; the company’s ability to effectively manage risk and enhance Card Member value propositions; changes in benchmark interest rates, including where such changes affect the company’s assets or liabilities differently than expected; changes in capital and credit market conditions and the availability and cost of capital; credit actions, including line size and other adjustments to credit availability; the yield on Card Member loans not remaining consistent with current expectations; the company’s deposit levels or the interest rates it offers on deposits changing from current expectations; and the effectiveness of the company’s strategies to capture a greater share of existing Card Members’ spending and borrowings, and attract new, and retain existing, customers;
•future credit performance, the level of future delinquency, reserve and write-off rates and the amount and timing of future reserve builds and releases, which will depend in part on macroeconomic factors such as unemployment rates, GDP and the volume of bankruptcies; the ability and willingness of Card Members to pay amounts owed to the company; changes in consumer behavior that affect loan and receivable balances (such as paydown and revolve rates); the credit profiles of new customers acquired; the enrollment in, and effectiveness of, financial relief programs and the performance of accounts as they exit from such programs; collections capabilities and recoveries of previously written-off loans and receivables; and governmental actions providing forms of relief with respect to certain loans and fees, and the termination of such actions;
•the actual amount to be spent on Card Member rewards and services and business development, and the relationship of these variable customer engagement costs to revenues, which could be impacted by continued changes in macroeconomic conditions and Card Member behavior as it relates to their spending patterns (including the level of spend in bonus categories), the redemption of rewards and offers (including travel redemptions) and usage of travel-related benefits; the costs related to reward point redemptions; further enhancements to product benefits to make them attractive to Card Members and prospective customers, potentially in a manner that is not cost effective; new and renegotiated contractual obligations with business partners; and the pace and cost of the expansion of the company’s global lounge collection;
•the actual amount the company spends on marketing in 2023 and beyond, which will be based in part on continued changes in the macroeconomic and competitive environment and business performance; management’s decisions regarding the timing of spending on marketing and the effectiveness of management’s investment optimization process, management’s identification and assessment of attractive investment opportunities and the receptivity of Card Members and prospective customers to advertising and customer acquisition initiatives; the company’s ability to realize marketing efficiencies, optimize investment spending and drive increases in revenue; and the company’s ability to balance expense control and investments in the business;
•the company’s ability to control operating expenses, including relative to future revenue growth, and the actual amount spent on operating expenses in 2023 and beyond, which could be impacted by, among other things, salary and benefit expenses to attract and retain talent; a persistent inflationary environment; the company’s ability to realize operational efficiencies, including through automation; management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities depending on overall business performance; the company’s ability to innovate efficient channels of customer interactions and the willingness of Card Members to self-service and address issues through digital channels; restructuring activity; supply chain issues; fraud costs; compliance expenses or consulting, legal and other professional services fees, including as a result of litigation or internal and regulatory reviews; regulatory assessments; the level of M&A activity and related expenses; information or cyber security incidents; the payment of fines, penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; the performance of Amex Ventures and other of the company’s investments; impairments of goodwill or other assets; and the impact of changes in foreign currency exchange rates on costs;

•the company’s tax rate not remaining consistent with expectations, which could be impacted by, among other things, further changes in tax laws and regulation, the company’s geographic mix of income, unfavorable tax audits and other unanticipated tax items;
•changes affecting the company’s plans regarding the return of capital to shareholders, which will depend on factors such as the company’s capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and new rulemakings and guidance from the Federal Reserve and other banking regulators, including changes to regulatory capital requirements, such as final rules resulting from the Basel III rule proposal; results of operations and financial condition; credit ratings and rating agency considerations; and the economic environment and market conditions in any given period;
•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may materially impact the prices charged to merchants that accept American Express cards, the desirability of the company’s premium card products, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;
•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt the company’s operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;
•legal and regulatory developments, which could affect the profitability of the company’s business activities; limit the company’s ability to pursue business opportunities or conduct business in certain jurisdictions; require changes to business practices or alter the company’s relationships with Card Members, partners, merchants and other third parties, including its ability to continue certain cobrand relationships in the EU; exert further pressure on merchant discount rates and the company’s GNS business; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or monetary penalties; materially affect capital or liquidity requirements, results of operations or ability to pay dividends; or result in harm to the American Express brand; and
•factors beyond the company’s control such as further escalations of the Ukraine and Israel wars and other military conflicts, adverse developments affecting third parties, including other financial institutions, the severity and contagiousness of new COVID-19 variants, severe weather conditions, natural disasters, power loss, disruptions in telecommunications, terrorism and other catastrophic events, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances, deposit levels and other aspects of the company’s business and results of operations or disrupt its global network systems and ability to process transactions.
A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2023 and the company’s other reports filed with the Securities and Exchange Commission.